As filed with the Securities and Exchange Commission on May 30, 2023

Registration No. 333- 271734

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	Not applicable	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Spectrum Center Drive, Suite 1900, Irvine, CA 92618

(833) 565-0550

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Dermot Smurfit

Chief Executive Officer

GAN Limited

400 Spectrum Center Drive, Suite 1900, Irvine, CA 92618

(833) 565-0550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey H. Kuras

Honigman LLP

2290 First National Building

600 Woodward Avenue

Detroit, MI 48226

Tel: (313) 465-7446

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this Amendment No. 1 (this “Amendment”) to our Registration Statement on Form S-1, Registration No. 333-271734, which was originally filed with the Securities and Exchange Commission on May 8, 2023 (the “Registration Statement”), as an exhibit-only filing to file Exhibit 10.14, Subscription Agreement, dated March 29, 2023, between the Company and Ainsworth Game Technology, Inc. No other information in the Registration Statement, including the prospectus that forms a part thereof, is being modified. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and Exhibit 10.14 filed herewith. The prospectus that forms a part of the Registration Statement is unchanged and has therefore been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following exhibits are incorporated by reference or filed herewith and made a part of this registration statement.

		Incorporation by Reference
Exhibit Number	Description of Document	Filed Herewith	Form	Exhibit Number	Date Filed
2.1	Scheme of Arrangement of GAN plc		F-1	2.1	April 17, 2020
2.2	Share Exchange Agreement, dated November 15, 2020, among GAN Limited and Vincent Group p.l.c.		6-K	99.1	November 16, 2020
3.1	Memorandum of Association of GAN Limited		F-1	3.1	April 17, 2020
3.2	Bye-Laws of GAN Limited		F-1	3.2	April 27, 2020
4.1	Specimen certificate evidencing ordinary shares		F-1	4.1	April 27, 2020
5.1*	Opinion of Walkers (Bermuda)Limited		S-1	5.1	May 8, 2023
10.1+	2020 Equity Incentive Plan of GAN Limited, as amended		F-1	10.1	December 7, 2020
10.1.1+	2020 Equity Incentive Plan – Form of Restricted Stock Grant Agreement		F-1	10.2.1	April 27, 2020
10.1.2+	2020 Equity Incentive Plan – Form of Nonstatutory Stock Option Agreement		F-1	10.2.2	April 27, 2020
10.1.3+	2020 Equity Incentive Plan – Form of Incentive Stock Option Agreement		F-1	10.2.3	April 27, 2020
10.1.4+	2020 Equity Incentive Plan – Form of Restricted Stock Unit Agreement		F-1	10.2.4	April 27, 2020
10.2+	Form of Indemnification Agreement for Directors and Officers		F-1	10.3	April 17, 2020
10.3+	Form of Director Services Agreement		F-1	10.4	April 17, 2020
10.4+	GAN Limited Employee Stock Purchase Plan		F-1	10.5	December 7, 2020
10.5+	Employment Agreement with Dermot S. Smurfit		10-K	10.6	March 31, 2021
10.6+	Employment Agreement with Karen Flores		10-K	10.7	March 31. 2021
10.7+	2020 Equity Incentive Plan U.K. Sub-Plan - Company Share Option Plan		S-8	4.3.5	February 12, 2021
10.8.1+	2020 Equity Incentive Plan U.K. Sub-Plan - Company Share Plan Option Agreement		S-8	4.3.6	February 12, 2021
10.8.2+	2020 Equity Incentive Plan U.K. Sub-Plan - Enterprise Management Incentive Plan Option Agreement		S-8	4.3.7	February 12, 2021
10.8.3+	2020 Equity Incentive Plan U.K. Sub-Plan - Enterprise Management Incentive Plan (EMI)		S-8	4.3.8	February 12, 2021
10.9+	Executive Employment Agreement, between the Company and Sylvia Tiscareño, dated December 19, 2021		8-K	10.2	December 22, 2021
10.10+	Employment Contract, between the Company and Jan Roos, dated as of January 13, 2022		10-K	10.14	April 15, 2022
10.11	Credit Agreement, by and among the Company, BPC Lending I, LLC and Alter Domus (US) LLC as agent dated April 25, 2022		10-Q	10.11	August 15, 2022
10.12+	Separation and Release Agreement, between the Company and Karen Flores, dated December 28, 2022		10-K	10.12	April 14, 2023
10.13+	Amended and Restated Employment Agreement, between the Company and Brian Chang, dated December 30, 2022		10-K	10.13	April 14, 2023
10.14	Subscription Agreement, dated March 29, 2023, between the Company and Ainsworth Game Technology, Inc.	X
16.1	Letter of BDO LLP dated April 16, 2021		8-K	16.1	April 16, 2021
21.1	List of Subsidiaries		10-K	21.1	April 14, 2023
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm	X
23.2*	Consent of Walkers (Bermuda) Limited		S-1	Included in Exhibit 5.1	May 8, 2023
24.1*	Powers of Attorney		S-1	24.1	May 8, 2023
107	Filing Fee Table		S-1	107	May 8, 2023

+ Indicates management contract or compensatory plan or arrangement.

* Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on May 30, 2023.

GAN Limited

By:	/s/ Dermot S. Smurfit
Dermot S. Smurfit
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dermot S. Smurfit	Chief Executive Officer and Director	May 30, 2023
Dermot S. Smurfit	(Principal Executive Officer)

/s/ Brian Chang	Chief Financial Officer	May 30, 2023
Brian Chang	(Principal Financial and Accounting Officer)

*	Chairman and Director	May 30, 2023
Seamus McGill

*	Director	May 30, 2023
Susan Bracey

*	Director	May 30, 2023
David Goldberg

*	Director	May 30, 2023
Michael Smurfit Jr.

*	Director	May 30, 2023
Eric Green

*By:	/s/ Dermot S. Smurfit
Dermot S. Smurfit
Attorney-in-Fact